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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1999 with respect to the financial statements of Silverlake Communications, Inc. in the Registration Statement (Form S-1) and related Prospectus of Vast Solutions, Inc. for the registration of 13,780,000 shares of Class B common stock of Vast Solutions, Inc.

                                            /s/ ERNST & YOUNG LLP

Dallas, Texas
January 5, 2000